Exhibit 5 and 23(a)







                                 April 10, 1997



Eskimo Pie Corporation
901 Moorefield Park Drive
Richmond, Virginia 23236

Gentlemen:
             You propose to file today with the Securities and Exchange Commission a registration statement on Form S-8 (the "Registration Statement") relating to 450,000 shares of Eskimo Pie Corporation Common Stock, $1.00 par value (the "Common Stock") in the aggregate, with 200,000 shares thereof to be issued under the Company's 1996 Incentive Stock Plan, 200,000 shares thereof to be issued under the Company's Savings Plan and 50,000 shares thereof to be issued under the Company's Employee Stock Purchase Plan (collectively the
"Plans"). The shares of Common Stock to be issued will be authorized but unissued shares.
             We have been requested to furnish an opinion regarding certain legal matters to be included as an exhibit to the Registration Statement. The opinion set out below is rendered as of the date hereof and its applicability on any future date is conditioned upon the nonoccurrence of any event which would affect the validity of the issuance of Common Stock covered by the Registration Statement.
             In connection with this opinion, we have examined such records and documents as we have deemed relevant and necessary in order to render this opinion.
             (1) The shares of Common Stock that may be issued pursuant to the Plans and that are the subject of the Registration Statement, when issued for the consideration provided for and in the manner and under the conditions set forth in the Plans and any instruments under which they may be granted, will be validly issued, fully paid and nonassessable.


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Eskimo Pie Corporation
April 10, 1997
Page 2



             We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Named Experts and Counsel" therein.

                                         Very truly yours,

                                         /s/ Mays & Valentine, L.L.P.
                                         ----------------------------
                                             Mays & Valentine, L.L.P.